UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-13087	04-2473675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On February 15, 2007, Boston Properties, Inc.’s Operating Partnership, Boston Properties Limited Partnership (the “Company”), through one of its wholly owned subsidiaries completed the sale of the Company’s long-term leasehold interest in 5 Times Square in New York City and related credits for approximately $1.28 billion in cash. The property was sold to AVR Crossroads LLC (“AVR”), an affiliate of AVR Realty Company, LLC. 5 Times Square is a Class A office tower that contains approximately 1,101,779 net rentable square feet and currently is 100% leased.

In connection with the disposition, the Company is hereby filing, as Exhibit 99.1 hereto, pro forma consolidated financial information of the Company as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005 as if the disposition had occurred as of the assumed dates set forth in such pro forma consolidated financial statements. Exhibit 99.1 is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Pro forma financial information pursuant to Article 11 of Regulation S-X is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

2.1	Purchase and Sale Agreement, dated as of November 17, 2006, between No. 5 Times Square Development LLC and AVR Crossroads LLC.

2.2	Amendment to Purchase and Sale Agreement, dated as of February 15, 2007, between No. 5 Times Square Development LLC and AVR Crossroads LLC.

2.3	ESAC Receivable Sale Agreement, dated as of November 17, 2006, between No. 5 Times Square Development LLC and AVR Crossroads LLC.

2.4	Amendment to ESAC Receivable Sale Agreement, dated as of February 15, 2007, between No. 5 Times Square Development LLC and AVR Crossroads LLC.

99.1	Pro forma financial information of Boston Properties, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: February 16, 2007	By:	/s/ Douglas T. Linde
Douglas T. Linde
Executive Vice President & Chief Financial Officer